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                                                                     EXHIBIT 5.1

                                                                212-859-8212
October 3, 1996                                              (FAX: 212-859-8586)

MT Acquisition Corp.
Mettler-Toledo Holding Inc.
Im Langacher P.O. Box MT-100
CH 8606 Greifensee, Switzerland

               RE: Form S-1 Registration Statement (No. 333-09621)

Ladies and Gentlemen:

     We are acting as special counsel to MT Acquisition Corp. (the "Company") and Mettler-Toledo Holding Inc. ("Holding") (together, the "Registrants"), in connection with the preparation and filing of a Registration Statement (the "462(b) Registration Statement") pursuant to Rule 462(b) of the Securities Act of 1933, as amended (the "Securities Act"), relating to the registration of an additional $20,000,000 of Senior Subordinated Notes due 2006 (the "Notes") of the Company, which will be guaranteed by Holding (the "Guarantee") in connection with the above-referenced Registration Statement (the "Original Registration Statement"). Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Original Registration Statement.

     In connection with this opinion, we have (i) investigated such questions of law, (ii) examined originals or certified, conformed or reproduction copies of such agreements, instruments, documents and records of the Registrants and their respective subsidiaries, such certificates of public officials and such other documents, and (iii) reviewed such information from officers and representatives of the Registrants and their respective subsidiaries and others, in each case, as we have deemed necessary or appropriate for the purposes of this opinion.

     In all such examinations, we have assumed the legal capacity of all natural persons executing documents, the genuineness of all signatures on original or certified copies, the authenticity of all original or certified copies and the conformity to original or certified documents of all copies submitted to us as conformed or reproduction copies. As to various questions of fact relevant to the

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MT Acquisition Corp.
Mettler-Toledo Holding Inc.           -2-                        October 3, 1996


opinions expressed herein, we have relied upon, and assume the accuracy of, the statements made in the certificates of an officer of each of the Registrants delivered to us, and certificates and oral or written statements and other information of or from public officials and officers and representatives of the Registrants, their respective subsidiaries and others.

     We have assumed, for purposes of the opinions expressed herein, that (i) the Trustee has the power and authority to enter into and perform the Indenture and (ii) the Indenture has been duly authorized, executed and delivered by the Trustee and is valid, binding and enforceable upon the Trustee.

     Based upon the foregoing and subject to the limitations, qualifications and assumptions set forth herein, we are of the opinion that, when (i) the Original Registration Statement and the 462(b) Registration Statement have become effective under the Securities Act, (ii) the terms of the Notes and their issue and sale have been duly established as authorized and in conformity with the Indenture pursuant to which the Notes are to be issued so as not to violate any applicable law or agreement or instrument then binding on the Company and Holding, and (iii) the Notes have been duly executed and authenticated in accordance with the terms of the Indenture and delivered and paid for as contemplated by the Original Registration Statement and the 462(b) Registration Statement, the Notes and the Guarantee will constitute the valid and binding obligations of the Company and Holding, respectively.

     This opinion is limited to the General Corporation Law of the State of Delaware and the laws of the State of New York, as currently in effect.

     The opinion expressed above is subject to the qualification that the enforceability of the Notes and the Guarantee against the Company and Holding, respectively, (i) may be limited by applicable bankruptcy, insolvency, fraudulent transfer, fraudulent conveyance, reorganization, moratorium and other laws now or hereafter in effect affecting creditors' rights generally and (ii) is subject to the general principles of equity (including, without limitation, standards of materiality, good faith, fair dealing and reasonableness), whether such principles are considered in a proceeding in equity or at law.

     We hereby consent to the filing of this opinion as an exhibit to the 462(b) Registration Statement. In giving such consent, we do not thereby admit that we are in the category of such persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

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MT Acquisition Corp.
Mettler-Toledo Holding Inc.           -3-                        October 3, 1996


     The opinions expressed herein are solely for your benefit and may not be relied upon in any manner or for any purpose except as specifically provided for herein.

                                 Very truly yours,

                                 FRIED, FRANK, HARRIS, SHRIVER & JACOBSON

                                 By: /s/ Timothy E. Peterson
                                         Timothy E. Peterson